EXHIBIT 10.3
SEPARATION AND GENERAL RELEASE AGREEMENT
     This Separation and General Release Agreement (this “Agreement”) is being entered into as of this 22nd day of January, 2008 (the “Date of this Agreement”), by and between Biolase Technology, Inc. (the “Company”), and Keith G. Bateman, an individual (“Employee”) (each of the Company and Employee is sometimes hereinafter referred to individually, as a “Party” and collectively, as the “Parties”).
     WHEREAS, Employee was employed by the Company as Executive Vice President, Global Sales and Marketing through November 5, 2007.
     WHEREAS, the Parties wish to provide for severance benefits on the terms and conditions set forth below.
     WHEREFORE in consideration of the foregoing premises and the terms and conditions set forth below, the Parties agree as follows:
     1. Termination of Employment.
          a. The Company terminated Employee’s employment, effective as of November 5, 2007 (the “Termination Date”). The Company terminated Employee from his position as the Executive Vice President, Global Sales and Marketing of the Company, effective as of the Termination Date. Employee hereby resigns from each position as a director, officer and/or employee of any subsidiary or affiliate of the Company, effective as of the Date of this Agreement.
          b. Employee acknowledges that he has been paid all salary and wages through the Termination Date, including without limitation, any accrued unused vacation benefits, and has been reimbursed for all business expenses.
          c. Provided that within twenty-one days of the date on which Employee receives this Agreement, Employee executes and delivers to the Company the Termination Certification attached hereto as Exhibit A and the Mutual Release and Waiver of Claims (the “Release”) attached hereto as Exhibit B, and further provided that Employee does not revoke the Release in accordance with its terms and conditions, the Company shall provide to Employee, in lieu of any compensation or benefits under the Employment Agreement, the following severance benefits:
               (1) On the first business day that is at least eight days following the date on which Employee executes and delivers the Release to the Company (the “Payment Date”), the Company shall pay to Employee a lump sum payment in cash in the amount of $187,263.28, subject to applicable tax withholding. The Company shall report such amount as wages paid on the

Payment Date and shall remit the amount of the required tax withholding to the relevant tax authorities.
               (2) Provided that Employee elects and continues to remain eligible for COBRA benefits, the Company shall pay the premiums for the continuation coverage for Employee and Employee’s eligible spouse and dependent children under the Company’s health care insurance plan, as in effect from time to time, as required under Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), for the months of December 2007 through May 2008. Following such period, Employee and his eligible spouse and his dependent children will be required to pay any applicable premium for such COBRA continuation coverage for any subsequent period during which such COBRA continuation coverage remains in effect. Employee, his eligible spouse and his dependent children will be provided only such continuation coverage as is required under COBRA, and the Company shall pay any applicable premium for the period described in the first sentence only to the extent that continuation coverage is elected by and provided to Employee, his eligible spouse or his dependent children under COBRA. This Agreement shall not restrict in any way the Company’s right to amend, modify or terminate any group health plan of the Company.
          d. No Future Compensation or Benefits. Except as provided for in this Agreement, Employee understands and agrees that he is giving up any right or claim to further compensation from the Company.
     2. No Admission. Employee and the Company further understand and agree that neither the payment of money nor the execution of this Agreement, including the Release, shall constitute or be construed as an admission of any liability whatsoever by either Party.
     3. Severability. The provisions of this Agreement are severable, and if any part of this Agreement is found to be unenforceable, the other paragraphs (or portions thereof) shall remain fully valid and enforceable.
     4. No Encouragement of Actions/Cooperation with the Company. Employee agrees that he will not assist any person or entity in bringing or pursuing legal action against the Company, its agents, successors, representatives, employees and related and/or affiliated companies, based on events occurring prior to the Termination Date; provided, however, that this Section 4 shall not apply to any legal action arising from or related to this Agreement or to any conduct compelled by or pursuant to applicable law, nor shall it prohibit, in any way, Employee from responding to a subpoena or taking any other action required by law. To the extent Employee is subpoenaed or otherwise requested or required to provide any documents, testimony or other information concerning the Company, he shall notify the Company as soon as practicable, and cooperate with the Company in opposing any such request or requirement to the extent permitted by applicable law. Employee shall also provide information requested by the Company, and make himself available at reasonable time upon reasonable request to assist the Company in defending or prosecuting any legal action or arbitration to the extent it concerns events occurring during his employment as to which he may have knowledge. The Company shall reimburse Employee for any reasonable out of pocket expenses incurred and shall compensate Employee for any work time lost at the rate of Employee’s base compensation in effect at that time.
     5. No Disparagement. The Company and Employee agree that for a period of five (5) years after Employee’s employment with the Company ceases, they will not, in any communication with any person or entity, including any actual or potential customer, client, investor, vendor, or business partner of the Company, or any third party media outlet, make any derogatory or disparaging or significant negative statements — orally, written or otherwise — against the other, or against the Employee’s affiliates, any of the Company’s directors, officers, agents, employees, or contractors. The parties acknowledge and agree that the obligation on the part of the Company not to make any derogatory statements as set forth in this paragraph shall only apply to the Company’s officers and directors.
     6. Company Property. Employee agrees to search his/her home, office and all other storage areas for all property owned by the Company and to return all Company equipment to the Company within twenty-one (21) days of his receipt of this Agreement.
     7. Choice of Law and Venue. The Parties acknowledge and agree that this Agreement shall be interpreted in accordance with California law. If any claims or actions arising out of or relating to this Agreement or Employee’s service with the Company are determined by an arbitrator not to be subject to Section 9, they shall be filed in either the Superior Court of the State of California for the County of Orange, or the Federal District Court for the Central District of California.
     8. Sole and Entire Agreement; Obligations of Employee.
          a. This Agreement and the exhibits hereto represent the sole and entire agreement among the Parties and supersedes all prior agreements negotiations, and discussions between the Parties hereto and/or their respective counsel, excluding the Proprietary Information Agreement, dated as of January 8, 1999, by and between the Company and the Employee (the “Proprietary Information Agreement”). Employee’s obligations under this Agreement and the Proprietary Information Agreement shall remain in full force and effect and shall survive the termination of Employee’s employment with the Company, and Employee acknowledges and agrees that the Company shall have the right to communicate with any future or prospective employer of Employee concerning Employee’s obligations under this Agreement and the Proprietary Information Agreement. Employee is not relying on any promise or representation by the Company that is not expressly stated herein and the Company is not relying on any promise or representation by Employee that is not expressly stated herein. Any agreement amending or superseding this Agreement must be in writing, signed by duly authorized representatives of the Parties, specifically reference this Agreement, and state the intent of the Parties to amend or supersede this Agreement. This Agreement may only be modified by a writing signed by both Employee and a duly authorized officer of the Company.
          b. Employee agrees that for the period of twenty-four (24) months after termination of his employment with the Company, Employee shall not, directly or indirectly, through any other individual or entity, solicit, entice or induce any employee of the Company to cease his or her employment with the Company, and Employee shall not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity. Employee also agrees that for the period of twenty-four (24) months after termination of his employment with the Company, Employee shall not, without the prior written approval of the Company, directly or indirectly, through any other individual or entity, solicit, entice or induce any business from any of the Company’s customers (including actively sought prospective customers) or suppliers/vendors, the identity of whom, or information concerning, rises to the level of a “trade secret” within the meaning of the Uniform Trade Secrets Act (“UTSA”).
     9. Arbitration. The Parties hereby agree to submit any claim or dispute arising out of or relating to the terms of this Agreement to private and confidential arbitration by a single neutral arbitrator. Subject to the terms of this Section, the arbitration proceedings shall be governed by the rules of the Judicial Arbitration and Mediation Service (“JAMS”) applicable to employment disputes as they may be in effect from time to time, and shall take place in Orange County, California. The arbitrator shall be appointed by agreement of the Parties hereto or, if no agreement can be reached, by the JAMS pursuant to its rules. The decision of the arbitrator shall be rendered in writing and be final and binding on all Parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. The arbitrator’s fees and/or any other fees payable to JAMS shall be shared in accordance with the rules of JAMS; provided, however, that Employee shall not be required to pay any such fees that are unique to arbitration and/or would exceed the cost of filing the same claim(s) in a court of competent jurisdiction, and any shortfall shall be borne by the Company. The Parties shall each bear their own attorneys’ fees, witness expenses, expert fees and other costs, except to the extent they may be awarded otherwise by the arbitrator in accordance with applicable law. This arbitration procedure is intended to be the sole and exclusive method of resolving any claim between the Parties, and each of the Parties hereby waives any right to a jury trial with respect to such claims.
     10. Headings; Construction of Agreement. The headings in this Agreement are provided solely for the Parties’ convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of this Agreement. Both Parties have been represented by, or had the opportunity to be represented by, counsel in connection with this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
     11. Counterparts. For the convenience of the Parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
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     12. Authority to Execute this Agreement. The person or persons executing this Agreement on behalf of a Party warrants and represents that he has the authority to execute this Agreement on behalf of the Party and has the authority to bind that Party to the performance of its obligations hereunder.
     IN WITNESS WHEREOF, the parties have entered into this Separate and General Release Agreement as of the date first set forth above.

“COMPANY” BIOLASE TECHNOLOGY, INC.
By:	/s/ GEORGE V. D’ARBELOFF
	Name:	George V. d’Arbeloff
	Title:	Chairman

“EMPLOYEE”
/s/ KEITH G. BATEMAN
Keith G. Bateman

EXHIBIT A
BIOLASE TECHNOLOGY, INC.
TERMINATION CERTIFICATION
This is to certify that based on a reasonably diligent search by me, and to the best of my knowledge, I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items which is a trade secret and/or proprietary information belonging to BioLase Technology, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).
I further certify that, to the best of my knowledge, I have complied with all the terms of the Company’s Employee Proprietary Information Agreement signed by me.
I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any Business of the Company or any of its clients, consultants or licensees which is proprietary and/or confidential information to the Company.
Date:

(Employee’s Signature)

(Type/Print Employee’s Name)

EXHIBIT B
MUTUAL RELEASE AND WAIVER OF CLAIMS
          In consideration of the payments and other benefits set forth in the Separation and General Release Agreement dated January 22, 2008 to which this document is Exhibit B (the “Agreement”), Biolase Technology, Inc. (the “Company”) and Keith G. Bateman (“Employee”) hereby agree to the following mutual release and waiver of claims (“Release and Waiver”).
          In exchange for the consideration provided to Employee by the Agreement, which Employee acknowledges he is not otherwise entitled to receive, Employee hereby generally and completely releases the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to Employee’s employment with the Company or the termination of that employment; (2) all claims related to Employee’s compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under Title VII of the 1964 Civil Rights Act, as amended, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, as amended, the provisions of the California Labor Code, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Sarbanes-Oxley Act of 2002, and any other state, federal, or local laws and regulations relating to employment and/or employment discrimination. Notwithstanding the foregoing, Employee does not release any claims Employee may have for unemployment compensation and worker’s compensation; rights to indemnification under the Company’s articles, bylaws or applicable state law; vested pension or welfare benefits; or rights under any stock option or restricted stock agreement between Employee and the Company.
          In consideration of Employee’s release of claims as set forth above, the Company, on behalf of itself and each of its respective officers, directors, shareholders, employees, attorneys, partners, associates, agents, representatives, predecessors, successors, assigns, and anyone who could claim by or through them, past, present and future, hereby unconditionally and irrevocably releases and forever discharge Employee, his representatives, predecessors, successors, assigns, spouses, heirs, executors and trustees, past, present and future, from any and all claims, demands, causes of action, damages and expenses (other than any claim, demand, cause of action, damage or expense arising out of or in any way related to Employee’s intentional, reckless or grossly negligent misconduct), whether known or unknown, suspected or unsuspected, with respect to: (1) all claims arising out of or in any way related to Employee’s employment with the Company or the termination of that employment; and (2) all claims related to Employee’s compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, or any other ownership interests in the Company. By this release of claims, the Company is not releasing Employee from his continuing obligations under the Agreement and the Proprietary Information Agreement, dated as of January 8, 1999, by and between the Company and Employee (the “Proprietary Information Agreement”).
          Both Employee and the Company expressly waive and relinquish any and all rights and benefits they now have or may have in the future under the terms of Section 1542 of the Civil Code of the State of California, which sections reads in full as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Notwithstanding said Code Section, and subject to the continuing obligations under the Agreement and the Proprietary Information Agreement, the Parties knowingly and voluntarily waive the provisions of Section 1542 as well as any other statutory or common law provisions of similar effect and acknowledge and agree that this waiver is an essential part of this Release and Waiver.
          Employee acknowledges that, among other rights, Employee is waiving and releasing any rights Employee may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which Employee was already entitled as an employee of the Company. Employee further acknowledge that Employee has been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) Employee has the right to consult with an attorney prior to executing this Release and Waiver (although Employee may choose voluntarily not to do so); and (c) Employee has twenty-one (21) days from the date of termination of Employee’s employment with the Company in which to consider this Release and Waiver (although Employee may choose voluntarily to execute this Release and Waiver earlier, in which case he waives the remainder of the twenty-one (21) day period); (d) Employee has seven (7) days following the execution of this Release and Waiver to revoke his consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.
          Employee acknowledges his continuing obligations under the Agreement and the Proprietary Information Agreement. Nothing contained in this Release and Waiver shall be deemed to modify, amend or supersede the obligations set forth in the Agreement and the Proprietary Information Agreement.
          By signing this Release and Waiver, Employee hereby represents that he is not aware of any affirmative conduct or the failure to act on the part of the Company, its officers, directors, and/or employees concerning the Company’s business practices, its reporting obligations, its customers and/or prospective customers, its products, and/or any other any other aspect of the Company’s business, which Employee has any reason to believe rises to the level of unfair, improper and/or unlawful conduct pursuant to any state or federal law, rule, regulation or order, including, but not limited to, any rule, regulation or decision promulgated or enforced by the Securities and Exchange Commission, or which has been promulgated or enforced by any other state or federal office or administrative body pursuant to the Sarbanes-Oxley Act of 2002.
          This Release and Waiver constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and Employee with regard to the release and waiver of claims between them. Employee is not relying on any promise or representation by the Company that is not expressly stated herein and the Company is not relying on any promise or representation by Employee that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both Employee and a duly authorized officer of the Company.
          The parties agree that this Mutual Release does not in any way compromise or lessen Employee’s rights to be indemnified by the Company or otherwise be covered under any applicable insurance policies that Employee would otherwise be entitled to receive and/or be covered by.
          The parties agree that in no way does this mutual release of claims preclude Employee from enforcing his ownership rights pertaining to any stock or stock options which may have been purchased by Employee or granted to Employee by the Company pursuant to a written stock option grant and/or as memorialized in a written Board Resolution (and as reported periodically in the Company’s proxy statements).

BIOLASE TECHNOLOGY, INC.
By:
Title:
Dated:

Keith G. Bateman

Dated: